Exhibit 23.4

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Xerox Holdings Corporation of our report dated February 5, 2025, relating to the consolidated financial statements of ITsavvy Acquisition Company, Inc., appearing in the Current Report on Form 8- K/A filed by Xerox Holdings Corporation on July 30, 2025.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Rockford, Illinois

July 30, 2025